POWER OF ATTORNEY
BY
SECTION 16 REPORTING PERSON OF
THE SHAW GROUP INC.

______________________________________________________________________________

UNITED STATES OF AMERICA

STATE OF LOUISIANA

PARISH/COUNTY OF EAST BATON ROUGE


BE IT KNOWN, that effective as of August 10, 2011;

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the aforementioned Parish/County and State, and in the presence of the competent witnesses hereinafter named and undersigned;

PERSONALLY CAME AND APPEARED: David L. Chapman, Sr., the undersigned competent individual, who is an officer and/or a director of The Shaw Group Inc., a Louisiana corporation whose stock is publicly traded on the New York Stock Exchange under the symbol "SHAW," (the "Company"),

WHO DECLARED, that the undersigned does hereby constitute and appoint each JOHN DONOFRIO, REGINA N. HAMILTON, AND DEBRA J. ROBERSON, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the
Company, Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company with the United States Securities and Exchange
Commission, any national securities exchanges or similar authority and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and
(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including but not limited to, brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3)	do and perform any and all acts for and on behalf of the undersigned that in the discretion of such attorney-in-fact are necessary or desirable in connection with the foregoing; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole and absolute discretion.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his sole and absolute discretion, deems necessary, desirable or beneficial;

(3)	neither the Company nor any of the attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act; (ii) any liability of the undersigned for any failure to comply with such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including but not limited to the reporting requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants to each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, proper or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each of such attorney-in-fact. All previous Powers of Attorney appointing officers of the Company for the purposes described in this Power of Attorney are hereby revoked.

THUS DONE AND PASSED, in the Parish of East Baton Rouge, State of Louisiana, effective as of the day, month and year herein first above written, in the presence of the undersigned competent witnesses who have hereunto signed their names with the undersigned officer and/or and me, Notary.



/s/ David L. Chapman, Sr.
David L. Chapman, Sr.


WITNESSES:
/s/ Dawn Kernan
Name:  Dawn Kernan


/s/ Donna J. Cooper
Name:  Donna J. Cooper



/s/ Grace N. Frantz
NOTARY PUBLIC
Name:  Grace N. Frantz
Commission Number:  80498
My Commission Expires:  At Death